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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CYTOMEDIX, INC.

     Cytomedix, Inc. (the "Corporation") was originally incorporated as Informatix Holdings, Inc. on April 29, 1998, by filing its Certificate of Incorporation with the Delaware Secretary of State. Informatix Holdings, Inc. changed its name to Autologous Wound Therapy, Inc. and later changed that name to Cytomedix, Inc. This Restated Certificate of Incorporation is duly adopted in accordance with 8 Del. Gen. Corp. Law 245 and has been adopted by the directors and approved by the stockholders in connection with the stockholders' approval of the Plan of Reorganization.

     1.     The  name  of  the  Corporation  is:
               CYTOMEDIX,  INC.

     2. The address of its registered office in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901, located in the County of Kent, Delaware. The name of its registered agent at such address is Incorporating Services, Ltd.

     3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

     4. The authorized capital stock of the Corporation shall consist of 55,000,000 shares of capital stock, of which 40,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share. The voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth as follows:


     Shares of the Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any series issued at different times may differ as to the dates from which the dividends thereon may be cumulative.

     The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued (including previously issued and subsequently retired) shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, so far as such are not inconsistent with the provisions of this Paragraph 4. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

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     a.     The  designation of such series and the number of shares which shall constitute  such  series  of  such  shares;

     b.     The  rate  of  dividend,  if  any  payable on shares of such series;

     c. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

     d. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

     e. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

     f. The sinking fund provisions, if any, for the redemption of shares of such series;

     g.     The  voting  rights,  if  any,  of  the  shares  of  such  series;

     h. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

     i. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation or otherwise; and

     j. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Paragraph 4.

     Except as otherwise provided in this Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote.

     5. The Corporation is prohibited from issuing nonvoting equity securities.

     6. The Corporation shall appropriately distribute voting power among the various classes of securities issued including, but not limited to, providing for the election of Directors to the Board by holders of any class of security to which the Company has failed to pay a required dividend for six consecutive quarters.

     7.     The  Corporation  is  to  have  perpetual  existence.
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     8.     In  furtherance  and  not  in  limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Restated By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the Restated By-Laws of the Corporation shall so provide.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

     11. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     We, THE UNDERSIGNED, constituting the Board of Directors of the Corporation, for the purpose of filing a Restated Certificate of Incorporation, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 9th day of July, 2002.

/s/Robert  Burkett                            /s/David  Crews
Robert  Burkett,  Director                    David  Crews,  Director



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